Exhibit e (xviii) under form N-1A
                                            Exhibit Ex-10 under Item 24/Reg. S-K

                                                              EXHIBIT B-1
                             FundManager Portfolios
                                 Class B Shares
            FEE SCHEDULE FOR MUTUAL FUND SALES AND SERVICES AGREEMENT
                       BETWEEN A FINANCIAL INSTITUTION AND
                        FREEDOM DISTRIBUTORS CORPORATION

This Exhibit to the Mutual Fund Sales and Services Agreement between Freedom and the Financial Institution executing the Agreement sets forth the Funds which are offered pursuant to the Agreement. This Exhibit is subject to change pursuant to Sections 18 and 19 of the Agreement.

FundManager Portfolios:
Class B Shares - Aggressive Growth Portfolio; Growth Portfolio; Growth with Income Portfolio; Managed Total Return Portfolio;
International Portfolio

         Advance Commissions:               4.00%
         Supplemental Payments:             NONE
         Initial Sales Charge:              NONE
                  Distribution &
                  Service Fee:               0.25%
(beginning in the 13th month after initial investment)
                  Contingent Deferred Sales Charge:  NONE

                                                Exhibit e (xvi)) under form N-1A
                                            Exhibit Ex-10 under Item 24/Reg. S-K

                                   EXHIBIT B-2
                             FundManager Portfolios
                                 Class B Shares
            FEE SCHEDULE FOR MUTUAL FUND SALES AND SERVICES AGREEMENT
                         BETWEEN A FEP CAPITAL, L.P. AND
                        FREEDOM DISTRIBUTORS CORPORATION

     This Exhibit to the Mutual Fund Sales and Services Agreement between Freedom and FEP Capital, L.P. sets forth the Funds which are offered pursuant to the Agreement. This Exhibit is subject to change pursuant to Sections 18 and 19 of the Agreement.

FundManager  Portfolios:
Class B Shares - Aggressive Growth  Portfolio;  Growth
Portfolio; Growth with Income Portfolio; Managed Total Return Portfolio; International Portfolio

         Advance Commissions:               NONE
         Supplemental Payments:             NONE
         Initial Sales Charge:              NONE
                  Distribution &
                  Service Fee:               0.75% Distribution Fee
                                              0.25% Service Fee
(first 12 months after initial investment)
                  Contingent Deferred Sales Charge:
                  Redemptions Made in:               Amount

                           Year 1                       5%
                           Year 2                       4%
                           Year 3                       4%
                           Year 4                       3%
                           Year 5                       2%
                           Year 6                       2%
                           Year 7                       1%
                           Year 8 and beyond            0%